SECOND AMENDMENT TO PROMISSORY NOTE

This Second Amendment to Promissory Note (this “Second Amendment”), dated as of April 26, 2018 is by and among Hancock Jaffe Laboratories, Inc., a Delaware corporation (the “Company”), and Leman Cardiovascular S.A. (the “Lender”) and further amends that certain Promissory Note, issued by the Company to the Lender on May 10, 2013 (the “Note”).

RECITALS

WHEREAS, the Company and the Lender desire to amend the Note such that the outstanding balance of principal and interest may be converted into common shares of the Company.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereby agree as follows:

1.         Amendment to Note. The following paragraph shall be added to the Note:

“At any time upon written notice from Lender to Borrower, Lender may elect to convert the outstanding balance of principal and interest under the Note into common shares of Borrower, at a conversion rate equal to the conversion price set forth in the Borrower’s Series A Convertible Notes, as may be amended from time to time”.

2.         Remainder of Note Unchanged. Except as herein amended, all provisions of the Note shall remain in full force and effect.

3.         Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.

4.         Enforceability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

5.         Counterparts. This Amendment may be executed in one or more counterparts, each of which shall have the same force and effect of the original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

HANCOCK JAFFE LABORATORIES, INC.		LEMAN CARDIOVASCULAR S.A.

By:	/s/ Robert A. Berman	By:	/s/ Yury Zhivilo
Name and Title: Robert A. Berman CEO		Name and Title: Yury Zhivilo, Director